Exhibit (b)(2)

                    KANE REECE ASSOCIATES, INC. CONSENT



     We, Kane Reece Associates, Inc., consent to the use of our report on the valuation of Cablevision Investment of Detroit, Inc., dated January 3, 1996, in the Rule 13E-3 Transaction Statement, filed with the Securities and Exchange Commission, pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended.





                              KANE REECE ASSOCIATES, INC.



                              By: /s/John E. Kane

                              Title: Principal